                                                              Exhibit (n)(1)(ii)


                                FORM OF AMENDED

                                   SCHEDULE B

                                     TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

                                      FOR

                                ING MUTUAL FUNDS




                      12b-1 DISTRIBUTION AND SERVICE FEES
                          PAID EACH YEAR BY THE FUNDS
                         (AS A % OF AVERAGE NET ASSETS)

                                           A      B      C      I      M      Q
                                          ---    ---    ---    ---    ---    ---
ING Emerging Countries Fund              0.35   1.00   1.00    N/A   1.00   0.25
ING Global Real Estate Fund              0.35   1.00   1.00    N/A    N/A   0.25

ING International Fund                   0.25   1.00   1.00    N/A    N/A   0.25
ING International SmallCap Growth Fund   0.35   1.00   1.00    N/A    N/A   0.25
ING Precious Metals Fund                 0.25    N/A    N/A    N/A    N/A    N/A
ING Russia Fund                          0.25    N/A    N/A    N/A    N/A    N/A
ING Worldwide Growth Fund                0.35   1.00   1.00    N/A    N/A   0.25
ING Global Equity Dividend Fund*         0.25   1.00   1.00    N/A    N/A   0.25
ING Foreign Fund*                        0.25   1.00   1.00    N/A    N/A   0.25


* This Amended Schedule B to the Multi-Class Plan will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.